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                                      EXHIBIT 24

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                                  VARLEN CORPORATION

                                  POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Varlen Corporation (the "Company") does hereby irrevocably constitute and appoint Richard A. Nunemaker, his attorney-in-fact and agent to sign and execute in his name and on his behalf, in any and all capacities in which he may be required to sign, an Annual Report of the Company on Form 10-K under the Securities and Exchange Act of 1934 for the fiscal year ended January 31, 1996, to be filed with the Securities and Exchange Commission, and any amendments, revisions or supplements thereto, including any exhibits, schedules and documents in connection therewith and any other instruments necessary or incidental thereto, all as fully and to the same effect as he might or could do in person if present and acting, and does hereby ratify and confirm all that his attorney-in-fact shall do or cause to be done incident to or in connection with the foregoing or by virtue of the foregoing.

              IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney this 4th day of April, 1996.




    /s/ Ernest H. Lorch                     /s/ Greg A. Rosenbaum
    -------------------                     ---------------------
    Ernest H. Lorch,                        Greg A. Rosenbaum,
    Chairman of the Board                   Director
    and Director




    /s/ Rudolph Grua                        /s/ L. William Miles
    ----------------                        --------------------
    Rudolph Grua,                           L. William Miles,
    Director                                Director




    /s/ Theodore A. Ruppert                 /s/ Joseph J. Ross
    -----------------------                 ------------------
    Theodore A. Ruppert,                    Joseph J. Ross,
    Director                                Director